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                                     [LOGO]
                                  THE HARTFORD

                     PERSONAL PENSION ACCOUNT ANNUITY RIDER

This rider is issued as part of the contract to which it is attached (the "Contract"). This rider is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. In the event of a conflict between the terms of this rider and the Contract (as amended), the provisions of this rider shall prevail.

This rider describes a fixed, deferred, paid-up annuity investment feature. This rider provides for guaranteed payouts and allows You to make transfers to and from the Personal Pension Account into other Accounts (with certain restrictions that are described below). You can receive periodic Personal Pension Account Payouts or You can partially or totally commute Your Annuity Payout Value(s). A Death Benefit may be payable when You, a Joint Owner or the Annuitant dies.

THIS RIDER:

       -   IS PART OF AN ANNUITY CONTRACT AND NOT A PENSION PLAN.

       - IS NOT A DEFINED BENEFIT PLAN GUARANTEED BY THE PENSION BENEFIT GUARANTY CORPORATION (PBGC) OR ANY FEDERAL OR STATE AGENCY.

       -   IS NOT A CORPORATE PENSION PLAN OF THE HARTFORD LIFE INSURANCE
           COMPANY.

       -   HAS NO CASH SURRENDER VALUE.

       - PROVIDES FOR A DEATH BENEFIT THAT MAY BE LESS THAN THAT SPECIFIED IN YOUR STATE'S STANDARD NON-FORFEITURE LAW FOR INDIVIDUAL DEFERRED ANNUITIES.

This rider is organized into two sections. The first section entitled "Contract Amendments" addresses changes to Your base Contract and other riders based on the operation of the rider. The second section entitled "Rider Provisions" describes rider provisions.

I.   CONTRACT AMENDMENTS

1. The RIGHT TO EXAMINE CONTRACT provision of the Contract is supplemented to include the following:

In the event that You cancel or return this Contract, We will also pay You Your Personal Pension Account Benefit Balance, including any Contract fees or other charges, as of the date of cancellation.

2. The ANNUAL MAINTENANCE FEE provision of the Contract Specifications is replaced with the following:

ANNUAL MAINTENANCE FEE: $0 IF THE TOTAL BALANCE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY. $[30] IF THE TOTAL BALANCE IS LESS THAN $50,000 ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY SURRENDERED.

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3.   The MINIMUM AMOUNT RULE provision of the Contract Specifications is as follows:

MINIMUM AMOUNT RULE: THE MINIMUM AMOUNT RULE OF THE "PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE" SECTION OF THE CONTRACT PROVIDES THAT A MINIMUM TOTAL BALANCE MUST BE MAINTAINED IN THE CONTRACT. AS OF THE CONTRACT ISSUE DATE, THE MINIMUM TOTAL BALANCE EQUALS [$2,000]. WE RESERVE THE RIGHT IN OUR DISCRETION TO CHANGE THE MINIMUM TOTAL BALANCE, BUT IN NO EVENT SHALL THE MINIMUM TOTAL BALANCE BE GREATER THAN [$10,000]. WE MAY TERMINATE THE CONTRACT AND PAY THE SURRENDER VALUE AND COMMENCE PERSONAL PENSION ACCOUNT PAYOUTS IF YOU FAIL TO MAINTAIN THE MINIMUM TOTAL BALANCE. YOU MUST ALSO MAINTAIN A MINIMUM ACCUMULATION BALANCE OF [$5,000] TO AVOID PREMATURE COMMENCEMENT OF PERSONAL PENSION ACCOUNT PAYOUTS.

4. If Your Contract includes a contingent deferred sales charge, the first paragraph of the CONTINGENT DEFERRED SALES CHARGE (CHARGE) provision of the Contract is replaced with the following:

WE MAY ASSESS A CONTINGENT DEFERRED SALES CHARGE WHEN YOU REQUEST A FULL OR PARTIAL SURRENDER. THE CHARGE IS BASED ON THE AMOUNT YOU CHOOSE TO SURRENDER AND HOW LONG YOUR DEPOSITS HAVE BEEN IN THE CONTRACT. EACH DEPOSIT HAS ITS OWN CHARGE SCHEDULE. DEPOSITS ARE SURRENDERED IN THE ORDER IN WHICH THEY ARE RECEIVED. THE AMOUNT ASSESSED A CHARGE WILL NOT EXCEED YOUR REMAINING GROSS PREMIUMS AS DEFINED ABOVE. AMOUNTS WITHDRAWN IN EXCESS OF THE ANNUAL FREE WITHDRAWAL AMOUNT ARE SUBJECT TO THE CHARGE. A CONTINGENT DEFERRED SALES CHARGE MAY APPLY TO PERSONAL PENSION ACCOUNT COMMUTED VALUE.

5.   The following terms amend or supplement the DEFINITION OF CERTAIN TERMS:

ACCUMULATION BALANCE -- The sum of all Contributions increased by credited interest; minus any Transfers into any other Account(s). Accumulation Balance converts into Annuity Payout Value(s) based on Personal Pension Account Payouts on or after the Personal Pension Account Payout Start Date(s).

ANNUITY PAYOUT OPTION -- Any of the options We make available for payment of an Annuity Payout and/or a Personal Pension Account Payout.

ANNUITY PAYOUT VALUE(S) -- The portion of Your Benefit Balance which provides Personal Pension Account Payouts in accordance with an Annuity Payout Option elected by You. When You commence taking Personal Pension Account Payout(s), You convert the corresponding portion of Accumulation Balance into Annuity Payout Value(s). Annuity Payout Value(s) are reduced by Personal Pension Account Payouts.

BENEFIT BALANCE -- The Accumulation Balance plus any Annuity Payout Value(s).

CONTRIBUTION(S) -- Sums allocated to the Personal Pension Account by Deposit, Transfer, or any other method approved by Us.

CREDITED INTEREST RATES -- The interest rates that We agree to pay on Your Accumulation Balance during different times over the duration of Your Contract. The annual Personal Pension Account Credited Interest Rate will never be less than [1.5%].

DEPOSITS -- The sum of all Premium Payments and Contributions.

FIFO -- "First in, First out". Contributions, Personal Pension Account Payouts, credited interest, deductions and Transfers into the Personal Pension Account are recorded in the order that they are made.

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GUARANTEE WINDOW -- The [seven] year period beginning [three] years before and ending [three] years after the Target Income Age.

GUARANTEED PAYOUT DURATION -- This is used for purposes of calculating the Personal Pension Account Commuted Value. The Guaranteed Payout Duration is equal to the applicable Annuity Payout Value(s) divided by the amount of the corresponding Personal Pension Account Payout(s).

MAXIMUM GUARANTEED PAYOUT PURCHASE RATES -- The rates that We apply during the Guarantee Window to determine any Personal Pension Account Payout.

MINIMUM GUARANTEED PAYOUT PURCHASE RATES -- The rates set forth in the Table of Minimum Guaranteed Payout Purchase Rates of this rider.

MONEY MARKET FUND -- The money market Sub-Account or another Sub-Account designated by Us for this purpose.

PAYOUT PURCHASE RATES -- The rates We apply to determine a Personal Pension Account Payout.

PERSONAL PENSION ACCOUNT -- Part of Our General Account to which Your Benefit Balance will be allocated.

PERSONAL PENSION ACCOUNT COMMUTED VALUE -- The present value of the Personal Pension Account Payout(s) associated with the Annuity Payout Value over the remaining Guaranteed Payout Duration calculated using the discount rate determined by Us. We will deduct any applicable contingent deferred sales charges and Premium tax, if applicable from Personal Pension Account Commuted Value.

PERSONAL PENSION ACCOUNT PAYOUT START DATE -- The date(s), no later than the Annuity Commencement Date, selected by the Owner, upon which Personal Pension Account Payouts commence.

PERSONAL PENSION ACCOUNT PAYOUTS -- Periodic annuity payouts of Annuity Payout Value(s) in accordance with an Annuity Payout Option(s).

TARGET INCOME AGE -- The year that corresponds with the age of the Annuitant that Personal Pension Account Payouts are expected to begin as specified (i) in the Application or (ii) if later, in writing by You when the initial Contribution is made into Your Personal Pension Account. The Target Income Age cannot be later than [twenty] years from the Annuitant's age or the Annuitant's [80th] birthday as of the date when the initial Personal Pension Account Contribution is made, whichever is earlier.

TOTAL BALANCE -- The sum of Your Contract Value and Benefit Balance.

TRANSFER -- A transfer of (i) Contract Value from an Account to the Accumulation Balance, or (ii) the Accumulation Balance to an Account.

6. The fifth paragraph of the TRANSFERS BETWEEN ACCOUNTS provision is modified to add the following provision:

No Transfers may be made after the Annuity Commencement Date. We may defer any Transfer from the Personal Pension Account for up to six months from the date of request.

7. The TRANSFERS BETWEEN ACCOUNTS provision is modified to add the following provision:

TRANSFERS TO OR FROM THE PERSONAL PENSION ACCOUNT

You may make Transfers until the Annuity Commencement Date. We reserve the right to limit the number and/or dollar amount of Transfers. Transfers may not be made from any Account into the Personal Pension Account for the six-month period following the most recent Transfer from the Personal Pension Account into any Account.

                                    3

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8.   The REPORTS TO THE CONTRACT OWNER provision is modified to add the following sentence:

We will send you a transaction confirmation statement each time that You make a Contribution, Transfer, or You commence taking Personal Pension Account Payouts.

9. The FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the Contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the Contract may be taken in the form of a cash settlement.

The Surrender Value of the Contract is equal to the Contract Value less:

       a)  any applicable Premium taxes not previously deducted;

       b)  the Annual Maintenance Fee and Distribution Charge, if applicable;
           and

       c)  any applicable contingent deferred sales charge.

Upon Contract termination, We will establish an Annuity Payout Value for Your Accumulation Balance. We will then commute Personal Pension Account Payout(s) associated with all Annuity Payout Value(s) and You will receive the Personal Pension Account Commuted Value. Any applicable lifetime annuity benefits according to the Annuity Payout Options will be terminated.

See "Commutation of Your Personal Pension Account Payout with a Lump Sum Payment" below.

10. The first paragraph of the PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

You may request, In Writing or other means acceptable to Us, a partial surrender of Contract Value at any time prior to the Annuity Commencement Date provided that the Total Balance is at least equal to Our Minimum Amount Rules then in effect. If prior to the Personal Pension Account Payout Start Date, the remaining Total Balance following such surrender is less than Our Minimum Amount Rules, We may terminate the Contract and pay you the Surrender Value and commence Personal Pension Account Payouts. If after the Personal Pension Account Payout Start Date the remaining Total Balance following such surrender is less than Our Minimum Amount Rules, You will continue to receive existing Personal Pension Account Payouts, no additional Deposits may be made to the Contract, and We will commence any remaining Personal Pension Account Payouts.

11. The SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE provision is modified by adding the following as a first paragraph:

This section does not apply to the Personal Pension Account Annuity Rider.

12. THE PAYMENT ON SURRENDER -- DEFERRAL OF PAYMENT provision under the SURRENDER PROVISIONS is modified to include the following paragraph at the end of the provision:

       (d) We may defer payment of any amounts from the Personal Pension Account for up to six months from the date of the request to surrender or commencement of Personal Pension Account Payouts, subject to obtaining any required approval by the Insurance Commissioner of the state in which this Contract is issued. If We defer payment for more than 30 days, We will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

                                    4


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13.  The DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE
The Death Benefit payable is equal to the greater of the:

       a)  Total Balance; or

       b) greatest Death Benefit payable under this or any rider or endorsement made part of this Contract as specified by Us.

Personal Pension Account Payouts will terminate upon notification to Us of the death of the Owner, joint Owner or Annuitant. Benefit Balance may be converted into Contract Value and transferred to the Money Market Fund. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

If the Contract is eligible to continue with the spouse as the Contract Owner, and the Annuitant is still alive, the Benefit Balance may remain in the Personal Pension Account. The previously established Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will continue to apply. Alternatively, the spouse may elect to Transfer the Benefit Balance to the Money Market Fund. If the Contract is eligible to continue with the spouse as the Contract Owner, and the surviving spouse has replaced the deceased Annuitant, the Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund. Commutation shall not apply to the conversion of Benefit Balance into Contract Value and transfer to the Money Market Fund following the death of the Owner, joint Owner or Annuitant.

Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

14. The SECOND OPTION provision of ANNUITY OPTIONS under SETTLEMENT PROVISIONS of the Contract is deleted and replaced by the following:

SECOND OPTION -- Life Annuity With a Cash Refund -- Prior to the Annuity Commencement Date, this is an Annuity which provides for periodic payments for as long as the Owner, joint Owner or Annuitant is alive. On or after the Annuity Commencement Date, this is an Annuity which provides for periodic payments for as long as the Annuitant is alive. This option is only available for fixed dollar Personal Pension Account Payouts.

Prior to the Annuity Commencement Date, Personal Pension Account Payouts will terminate upon notification to Us of the death of the Owner, joint Owner or Annuitant. The Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund without Commutation and unless the Contract is continued, the Death Benefit shall be payable. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

On or after the Annuity Commencement Date, Personal Pension Account Payouts will terminate and the Beneficiary will receive the Death Benefit in the event that the Annuitant dies (and the Owner is living or deceased).

                                    5

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II.  RIDER PROVISIONS

CONTRIBUTIONS TO YOUR PERSONAL PENSION ACCOUNT

You may make subsequent Contributions until Your Annuity Commencement Date (even if Personal Pension Account Payouts have begun) or the date the Contract terminates, if earlier.

We will account for all Contributions, Personal Pension Account Payouts, Transfers into Your Personal Pension Account, credited interest and deductions made into or from Your Benefit Balance separately and on a FIFO basis.

In Our sole discretion, We may restrict Your ability to make Contributions and Transfers. We may close the Personal Pension Account to subsequent Contributions and Transfers. We may also make the Personal Pension Account available only through enrollment in one or more programs that We establish.

INTEREST CREDITED TO YOUR PERSONAL PENSION ACCOUNT

We will credit interest to Your Accumulation Balance at applicable Credited Interest Rates until the earlier of a Full Surrender of the Contract, the Annuity Commencement Date or the Valuation Date that We pay the Death Benefit.

We reserve the right to periodically establish new Credited Interest Rates that will be applied to subsequent Contributions.

YOUR PERSONAL PENSION ACCOUNT BENEFIT BALANCE

Prior to the initial Personal Pension Account Payout Start Date, the Benefit Balance is equal to the Accumulation Balance. After any Personal Pension Account Payout Start Date, the Benefit Balance is equal to the sum of the Accumulation Balance plus Annuity Payout Value(s).

Personal Pension Account Payouts will commence under the available Annuity Payout Option if Your Accumulation Balance is less than the amount provided in the Minimum Amount Rule. We reserve the right to change the Minimum Amount Rule from time to time.

ACCESS TO YOUR PERSONAL PENSION ACCOUNT BENEFIT BALANCE

You may access Your Annuity Payout Value(s) and/or Accumulation Balance in the following ways:

       1) transferring a portion of your Accumulation Balance to any of the Accounts;

       2)  electing to receive Personal Pension Account Payouts;

       3)  commutation of Personal Pension Account Payouts; or

       4)  payment of the Death Benefit.

Each of these methods and applicable conditions and requirements are discussed below. Other than these four methods, You do not have the right to terminate this rider or to make a withdrawal from the Personal Pension Account. This rider has no cash surrender value.

                                    6


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1. TRANSFERS TO ACCOUNTS.  The maximum amount that You may Transfer to an
Account during a Contract Year is the highest of: (a) four (4%) percent of the Accumulation Balance as of Your prior Contract Anniversary; (b) the amount of interest credited to the Accumulation Balance over the most recent full Contract Year; or (c) the amount of the Accumulation Balance transferred to an Account during the last full Contract Year. You cannot Transfer Annuity Payout Value(s).

2. ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS. You may elect to receive Personal Pension Account Payouts by notifying Us and by selecting either Annuity Payout Option Two or any other Annuity Payout Option We make available to You under this rider. The date that Personal Pension Account Payouts commence is called a Personal Pension Account Payout Start Date. You may elect to begin receiving Personal Pension Account Payouts before the Annuity Commencement Date. To receive Personal Pension Account Payouts, you must convert a corresponding amount of Accumulation Balance into Annuity Payout Value(s).

The amount of each Personal Pension Account Payout will vary depending on which Annuity Payout Option you choose; the amount of the Contribution; when each Contribution was made; the applicable Annuitant's age when a Contribution was made; the applicable Payout Purchase Rate; and the applicable Annuitant's age when Personal Pension Account Payouts begin. Certain Annuity Payout Options may not be available if the Contract is issued to qualify under Code Sections 401, 408, or 457.

We guarantee to apply the Maximum Guaranteed Payout Purchase Rate to the corresponding Accumulation Balance to the extent that Your Personal Pension Account Payout Start Date(s) is/are within Your Guarantee Window. We reserve the right to apply different Payout Purchase Rates for subsequent Contributions. The Maximum Guaranteed Payout Purchase Rate shall not apply to the extent that Your Personal Pension Account Payout Start Date(s) is/are outside of the Guarantee Window, in which event We will use Payout Purchase Rates determined by Us in Our sole discretion but in no event shall such Payout Purchase Rates exceed the Maximum Guaranteed Payout Purchase Rate. The minimum Personal Pension Account Payout in such circumstances shall be the greater of (i) the Payout Purchase Rate multiplied by Your Accumulation Balance; or (ii) the Minimum Guaranteed Payout Purchase Rate multiplied by the minimum nonforfeiture amount in accordance with the following: Contributions multiplied by 87.5%, less any Premium tax paid by Us, accumulated at the nonforfeiture interest rate. The nonforfeiture interest rate is redetermined annually and equals the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the prior calendar year; reduced by 125 basis points and rounded to the nearest 1/20th of one percent; but not less than 1%; nor more than 3%.

Personal Pension Account Payouts will cease upon notification to Us of the death of the Owner, joint Owner or Annuitant.

3. COMMUTATION OF YOUR PERSONAL PENSION ACCOUNT PAYOUT WITH A LUMP SUM
PAYMENT. You may commute any or all of Personal Pension Account Payouts and receive a lump sum payment of Personal Pension Account Commuted Value during the Guaranteed Payout Duration. The amount that You request to commute must be at least equal to $[500]. There may be a waiting period of up to [30 days] for payment of any lump sum commutation. The remaining minimum Accumulation Balance at all times is subject to the applicable Minimum Amount Rule of this rider.

Commutation of Annuity Payout Value(s) will reduce or eliminate Personal Pension Account Payouts on a FIFO basis for the remaining portion of the corresponding Guaranteed Payout Duration. At the end of such period, if the Contract is still in force, the life contingent portion of the applicable Annuity Payout Option will resume provided that the Annuitant is living.

4. DEATH BENEFIT. You may also access the Benefit Balance through the Death Benefit. See the sections describing the Death Benefit in the Contract, as amended by this rider.

                                    7

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               TABLE OF MINIMUM GUARANTEED PAYOUT PURCHASE RATES

MINIMUM NON-FORFEITURE VALUES: The nonforfeiture laws of the state where this rider is issued require that the present value of any paid-up annuity benefits on the date that annuity payments are to commence must be at least equal to the minimum nonforfeiture amount on that date, with the present value being computed using the mortality table, if any, and the interest rates specified in the rider for determining the minimum paid-up annuity benefits. The present values used to determine minimum paid-up annuity benefits are based on the Annuity 2000 Mortality Table with Projection Scale AA and interest compounded at 1.5%.

The Minimum Guaranteed Payout Purchase Rates are age dependant. The amount of the payment will be based on the age of the Annuitant, less the age set-back period that is a specified number of years younger than the Annuitant's attained age. The factors will utilize a [10] year set-back to determine the revised age. Payments for any available annuity payment frequency, age, or combination of ages not shown will be quoted upon request.

The Minimum Guaranteed Payout Purchase Rate is multiplied by the minimum nonforfeiture amount in accordance with the following: Contributions multiplied by 87.5%, less any Premium tax paid by Us, accumulated at the nonforfeiture interest rate. The nonforfeiture interest rate is redetermined annually and equals the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the prior calendar year; reduced by 125 basis points and rounded to the nearest 1/20th of one percent; but not less than 1%; nor more than 3%.

Refer to attached table of rates.

Signed for HARTFORD LIFE INSURANCE COMPANY

[
    /s/ Donald C. Hunt                   /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT
                                                                           ]

                                    8


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                  SINGLE LIFE WITH CASH REFUND ANNUITY OPTION

             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

        AGE AT ANNUITY
         COMMENCEMENT                MALE                FEMALE
------------------------------------------------------------------------
              35                          $2.32                $2.29
              40                          $2.45                $2.41
              45                          $2.62                $2.57
              50                          $2.84                $2.77
              51                          $2.89                $2.82
              52                          $2.95                $2.87
              53                          $3.00                $2.92
              54                          $3.06                $2.97
              55                          $3.12                $3.03
              56                          $3.18                $3.09
              57                          $3.24                $3.15
              58                          $3.31                $3.21
              59                          $3.38                $3.28
              60                          $3.46                $3.35
              61                          $3.53                $3.42
              62                          $3.61                $3.50
              63                          $3.70                $3.58
              64                          $3.79                $3.66
              65                          $3.88                $3.75
              66                          $3.98                $3.84
              67                          $4.08                $3.94
              68                          $4.18                $4.04
              69                          $4.29                $4.15
              70                          $4.41                $4.26
              71                          $4.53                $4.38
              72                          $4.66                $4.50
              73                          $4.79                $4.63
              74                          $4.93                $4.77
              75                          $5.08                $4.92
              76                          $5.23                $5.07
              77                          $5.40                $5.23
              78                          $5.56                $5.40
              79                          $5.74                $5.58
              80                          $5.93                $5.77
              85                          $7.00                $6.85

                                    9S


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                  SINGLE LIFE WITH CASH REFUND ANNUITY OPTION
                                  UNISEX RATES

             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

        AGE AT ANNUITY
         COMMENCEMENT                   UNISEX
-------------------------------------------------------
              35                              $2.29
              40                              $2.42
              45                              $2.58
              50                              $2.79
              51                              $2.84
              52                              $2.89
              53                              $2.94
              54                              $2.99
              55                              $3.05
              56                              $3.11
              57                              $3.17
              58                              $3.23
              59                              $3.30
              60                              $3.37
              61                              $3.44
              62                              $3.52
              63                              $3.60
              64                              $3.69
              65                              $3.77
              66                              $3.87
              67                              $3.97
              68                              $4.07
              69                              $4.18
              70                              $4.29
              71                              $4.41
              72                              $4.53
              73                              $4.67
              74                              $4.80
              75                              $4.95
              76                              $5.10
              77                              $5.26
              78                              $5.43
              79                              $5.61
              80                              $5.80
              85                              $6.88

                                    9U


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                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

               PERSONAL PENSION ACCOUNT ANNUITY RIDER ENDORSEMENT

This endorsement is issued as part of the contract to which it is attached (the "Contract"). This endorsement is effective on the date it is issued to You. Except where this endorsement provides otherwise, it is subject to all of the conditions and limitations of the Contract and the Personal Pension Account Annuity Rider. In the event of a conflict between the terms of this endorsement, the Personal Pension Account Annuity Rider and the Contract, the provisions of this endorsement shall prevail.

This endorsement modifies the Contract and the Personal Pension Account Annuity Rider. All Personal Pension Account Payouts will be paid under the Annuity Payout Option as specified in writing by You when the initial Contribution is made into Your Personal Pension Account. The Annuity Payout Option chosen by You may not be changed, unless approved by Us.

1. The following terms amend or supplement the DEFINITION OF CERTAIN TERMS of the Contract and the Personal Pension Account Annuity Rider:

JOINT ANNUITANT -- Upon annuitization or a Personal Pension Account Payout Start Date, as the case may be, a person other than the Annuitant on whose continuation of life annuity payments and/or Personal Pension Account Payouts may be made.

PREMIUM TAX -- The amount of tax, if any, We are charged by a federal, state, or other governmental entity on Deposits or any portion of the Total Balance that annuitizes. If subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time this Contract is surrendered, on each or any Personal Pension Account Payout Start Date and/or on the Annuity Commencement Date. If We deduct the tax after Your Deposits have been applied to the Accounts or Personal Pension Account, the tax will be deducted from such account(s) on a pro-rata basis.

TARGET INCOME AGE -- The year when Personal Pension Account Payouts are expected to begin. The Target Income Age varies based on whether the Second or Eighth Option was chosen as specified (i) in the Application or (ii) if later, in writing by You on the Valuation Day when the initial Contribution is made into Your Personal Pension Account. For the Second Option, the Target Income Age is determined based on the age of the Annuitant as of the Valuation Day when the initial Personal Pension Account Contribution is made and may not be later than [twenty] years from the Annuitant's age as of the Valuation Day when the initial Personal Pension Account Contribution is made or the Annuitant's [80th] birthday, whichever shall first occur. For the Eighth Option, the Target Income Age is determined based on the age of the oldest Annuitant as of the Valuation Day when the initial Personal Pension Account Contribution is made and may not be later than [twenty] years from the oldest Annuitant's age as of the Valuation Day when the initial Personal Pension Account Contribution is made or the oldest Annuitant's [80th] birthday, whichever shall first occur. We may reset Your Target Income Age to provide You with the maximum available Guarantee Window if You fail to do so.

2. The ANNUITY OPTIONS under SETTLEMENT PROVISIONS of the Contract is amended to add the following:

EIGHTH OPTION -- Joint and Last Survivor Life Annuity With a Cash Refund -- Prior to the Annuity Commencement Date, this is an Annuity which provides for Personal Pension Account Payouts for as long as the Owner, Annuitant and the Joint Annuitant are alive based on [100%] of the applicable scheduled Payout Purchase Rate(s). The previously established Guarantee Window, Payout Purchase Rate(s), and Credited Interest Rate(s) will continue to apply for the duration of the Personal Pension Account Annuity Rider following the first death of the Owner, Annuitant or the Joint Annuitant. Personal Pension Account Payouts will cease with the death of the remaining survivor and any remaining Benefit Balance will be paid to the Beneficiary.

On or after the Annuity Commencement Date, this is an Annuity which provides for Personal Pension Account Payouts for as long as the Annuitant or Joint Annuitant is alive based on [100%] of the applicable scheduled Payout Purchase Rate(s). Personal Pension Account Payouts will cease with the death of the remaining survivor and any remaining Benefit Balance will be paid to the Beneficiary.

You must irrevocably designate a Joint Annuitant when electing this option. The Joint Annuitant must be the Annuitant's spouse (as defined in the Code). The Joint Annuitant must also be the sole Beneficiary, an Owner or Contingent Annuitant.

By electing this option, You will also be deemed to have elected spousal contract continuation not later than the first death of the Owner, Annuitant or Joint Annuitant.

This option is only available for fixed dollar Personal Pension Account Payouts and may not be combined with the Second Option -- Life Annuity with Cash Refund.

You may make a one time election to convert to the Second Option upon completion of divorce proceedings provided that You become the sole, remaining Owner and Personal Pension Account Payouts have not commenced. The Target Income Age will be reset depending on whether it was initially established based on Your age or the age of Your Spouse. Credited Interest Rates and Payout Purchase Rates will also be reset based on the remaining Owner's age and gender as of the date of conversion.

3. The DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE provision of the Contract, as amended by Article I, section 13 of the Personal Pension Account Annuity Rider, is deleted and replaced with the following:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE (SECOND OPTION ONLY)

The Death Benefit payable is equal to the greater of the:

       a)  Total Balance; or

       b) The greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us.

Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

4. The first sentence under the CONTRIBUTIONS TO YOUR PERSONAL PENSION ACCOUNT provision appearing in Article II of the Personal Pension Account Annuity Rider is deleted and replaced with the following:

You may make subsequent Contributions until the earlier of:

       a) Your Annuity Commencement Date (even if Personal Pension Account Payouts have begun);

       b) Notification to Us of the death of the relevant Owner, Annuitant or Joint Annuitant, if applicable, pursuant to the applicable Annuity Payout Option; or

       c)  The Valuation Day the Contract terminates.

5. The following sentence is added to the conclusion of the second paragraph of ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS provision appearing in
Article II, section 2 of the Personal Pension Account Annuity Rider:

The age of the Annuitant's spouse in relation to the Annuitant will be used when establishing Payout Purchase Rates applicable during a Guarantee Window and as of each Personal Pension Account Payout Start Date for the purposes of the Eighth Option.

6. The fourth paragraph of ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS provision appearing in Article II, section 2 of the Personal Pension Account Annuity Rider is deleted.

7. The following provisions are added to the conclusion of the DEATH BENEFIT provision appearing in Article II, Section 4 of the Personal Pension Account Annuity Rider:

i) SECOND OPTION.

       a. BEFORE THE ANNUITY COMMENCEMENT DATE. Personal Pension Account Payouts will terminate on the Valuation Day when We are notified of the death of any of the following contract parties: Owner, any joint Owner or Annuitant; whereupon the Death Benefit shall become due and payable. Your Benefit Balance may then be converted into Contract Value and transferred to the Money Market Fund or paid as a lump sum without commutation. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

           If the Contract is eligible to continue with the spouse as the Owner, and the Annuitant is still alive, the Benefit Balance may remain in the Personal Pension Account and no Death Benefit shall be payable until We are notified of the death of such spouse. The previously established Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will then continue to apply. Alternatively, the spouse may elect to transfer the Benefit Balance to the Money Market Fund.

           If the Contract is eligible to continue with the spouse as the Owner, and the surviving spouse has replaced the deceased Annuitant, the Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund.

           Commutation shall not apply to the conversion of Benefit Balance into Contract Value and transfer to the Money Market Fund following the death of the Owner, joint Owner or Annuitant.

       b. AFTER THE ANNUITY COMMENCEMENT DATE. Personal Pension Account Payouts will terminate on the Valuation Day when We are notified of the death of the Annuitant. The Death Benefit payable shall equal Your Benefit Balance as of such Valuation Day and any additional Death Benefit payable under any settlement option made part of this Contract as specified by Us.

ii) EIGHTH OPTION.

       a. BEFORE THE ANNUITY COMMENCEMENT DATE. The Personal Pension Account Death Benefit shall become due and payable on the Valuation Day when We are notified that the Owner, Annuitant and Joint Annuitant have all become deceased. No Death Benefit shall therefore be payable upon the first death of the Owner, Annuitant or Joint Annuitant. Your Personal Pension Account Payouts, Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will then continue to apply until the Death Benefit becomes payable. The Death Benefit will be the greater of (x) the Total Balance as of the Valuation Day when We are notified that the Owner, Annuitant and Joint Annuitant have all become deceased, or (y) the greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us. Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

          Alternatively, You may notify Us In Writing following the first death of the Owner, Annuitant or Joint Annuitant that You desire to rescind and irrevocably waive spousal contract continuation rights and receive the Death Benefit payable under any settlement option made part of this Contract as specified by Us. The Death Benefit shall equal the greater of (x) Total Balance, or (y) the greatest Death Benefit payable under the Personal Pension Account Annuity Rider, as amended by this endorsement, and any other rider or endorsement then made part of this Contract as specified by Us. Total Balance shall be reduced to reflect Personal Pension Account Payouts received between the first death and the payment of the Death Benefit. Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

       b. AFTER THE ANNUITY COMMENCEMENT VALUATION DAY. The Death Benefit payable shall equal Your Benefit Balance as of the Valuation Day We are notified of the death of both the Annuitant and Joint Annuitant and any additional Death Benefit payable under any settlement option made part of this Contract as specified by Us.

8. The Table of Minimum Guaranteed Payout Purchase Rates is amended to include the following additional table with respect to the Eighth Option only:

            JOINT AND LAST SURVIVOR WITH CASH REFUND ANNUITY OPTION
             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

    AGE OF MALE
   ANNUITANT AT               AGE OF FEMALE/JOINT ANNUITANT AT COMMENCEMENT
   COMMENCEMENT       35         40         45         50         55         60
-------------------------------------------------------------------------------------
        35           $2.18      $2.22      $2.26      $2.29      $2.30      $2.31
        40           $2.21      $2.27      $2.33      $2.38      $2.42      $2.44
        45           $2.24      $2.32      $2.41      $2.49      $2.56      $2.60
        50           $2.27      $2.36      $2.48      $2.60      $2.70      $2.78
        55           $2.28      $2.39      $2.53      $2.68      $2.83      $2.96
        60           $2.29      $2.40      $2.56      $2.74      $2.93      $3.12
        65           $2.29      $2.41      $2.57      $2.77      $3.00      $3.24
        70           $2.29      $2.41      $2.57      $2.78      $3.03      $3.32
        75           $2.29      $2.41      $2.57      $2.78      $3.03      $3.35
        80           $2.29      $2.41      $2.57      $2.78      $3.03      $3.35
        85           $2.29      $2.41      $2.57      $2.77      $3.03      $3.35

    AGE OF MALE
   ANNUITANT AT        AGE OF FEMALE/JOINT ANNUITANT AT COMMENCEMENT
   COMMENCEMENT       65         70         75         80         85
-------------------  -------------------------------------------------
        35           $2.32      $2.32      $2.32      $2.31      $2.31
        40           $2.45      $2.45      $2.45      $2.45      $2.44
        45           $2.62      $2.63      $2.63      $2.62      $2.62
        50           $2.83      $2.85      $2.85      $2.85      $2.85
        55           $3.05      $3.11      $3.13      $3.13      $3.12
        60           $3.28      $3.40      $3.45      $3.47      $3.47
        65           $3.49      $3.70      $3.83      $3.89      $3.90
        70           $3.64      $3.96      $4.22      $4.37      $4.43
        75           $3.72      $4.15      $4.56      $4.89      $5.07
        80           $3.76      $4.24      $4.80      $5.34      $5.74
        85           $3.76      $4.28      $4.92      $5.65      $6.34

* Setback Age -- The Minimum Guaranteed Payout Purchase Rates are age dependent. The amount of the payment will be based on the age of the Annuitant and Joint Annuitant, less the age set-back period that is a specified number of years younger than the Annuitant's and Joint Annuitant's attained age. The factors will utilize a 10 year set-back to determine the revised age. Payments for any available annuity payment frequency, age, or combination of ages not shown will be quoted upon request.

Except as hereinabove and hereinbefore modified, all other terms and conditions of the Contract and the Personal Pension Account Annuity Rider shall be and remain in full force and effect.

Signed for HARTFORD LIFE INSURANCE COMPANY

[
    /s/ David N. Levenson                /s/ Terence Shields
    -----------------------------------  ---------------------------------------
    DAVID N. LEVENSON, PRESIDENT         TERENCE SHIELDS, CORPORATE SECRETARY
                                                                               ]